
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund II and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                      30,183,303
<SECURITIES>                                         0
<RECEIVABLES>                                  113,622
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              31,644,061<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                31,644,061<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             3,264,466<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               963,223
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,301,243
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,301,243
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,301,243
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,347,136.
<F2>Liabilities include redemptions payable of $614,807, accrued brokerage commissions of $35,912, accrued management fees of $80,540, accrued incentive fees of $345,653, common administrative expenses payable of $63,866 and accrued transaction fees and costs of $2,686.
<F3>Total revenues include realized trading revenue of $2,913,866 net change in unrealized of $30,702 and interest income of $319,898.

